                                    This instrument was prepared by

                                      /s/ Ira G. Megdal
                                                 Ira G. Megdal, Esquire

MORTGAGE

SOUTH JERSEY GAS COMPANY

TO

THE BANK OF NEW YORK,
Trustee

________________________________________________

AMENDMENT TO TWENTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 31, 2006

________________________________________________

With Respect to the Issuance of First Mortgage Bonds,
10% Medium Term Notes Series C

and

Amending the Indenture of Mortgage
Dated October 1, 1947

________________________________________________

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THIS AMENDMENT TO TWENTY-FOURTH SUPPLEMENTAL INDENTURE dated as of March 31, 2006 between SOUTH JERSEY GAS COMPANY, a New Jersey corporation with principal offices at One South Jersey Plaza, Route 54, Folsom, New Jersey 08037, party of the first part, hereinafter called the “Company,” and The Bank of New York (successor trustee to Guarantee Bank), a New York banking corporation with a corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286, party of the second part, hereinafter called “Trustee,” as Trustee under the Indenture of Mortgage hereinafter mentioned, Witnesseth that:

Whereas, the Company has heretofore duly executed, acknowledged and delivered to Guarantee Bank and Trust Company (name later changed to Guarantee Bank), as Trustee, a certain Indenture of Mortgage dated October 1, 1947 (hereinafter called the “Original Indenture”) to provide for the issuance of, and to secure, its First Mortgage Bonds (the “Bonds”), issuable in series and without limit as to aggregate principal amount (except as provided under Article III of the Original Indenture), and by the Original Indenture granted and conveyed unto the Trustee, upon the trusts and for the uses and purposes therein specifically set forth, certain real estate, franchises and other property therein described or which might be thereafter acquired by it, to secure the payment of the principal of and interest on the Bonds from time to time issued thereunder, and pursuant to which the Company provided for the creation of an initial series of First Mortgage Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 4 1/8% Series due 1977” (herein and in the Original Indenture sometimes called the “Bonds of the Initial Series”); and

Whereas, the Original Indenture provides that Bonds may be issued thereunder from time to time and in one or more series, upon conditions therein fully provided, the Bonds of each series to be substantially in the forms therein recited for the Bonds of the Initial Series but with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

Whereas, the Company has heretofore duly executed, acknowledged and delivered to the Trustee supplemental indentures, including a Twenty-Fourth Supplemental Indenture dated as of September 1, 2005 (hereinafter called the “Twenty-Fourth Supplement”) and recorded as set forth on Schedule A annexed hereto, pursuant to which the Company provided for the creation of a twenty-second series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series C” (hereinafter sometimes called the “Bonds of the Twenty-Second Series”) (the Original Indenture, all such supplemental indentures, including the Twenty-Fourth Supplement, as amended by this Amendment to Twenty-Fourth Supplemental Indenture, are hereinafter sometimes collectively referred to as the “Indenture”); and

Whereas, the Twenty-Fourth Supplement authorizes the issuance of Bonds of the Twenty-Second Series in the aggregate principal amount of up to $150,000,000, and pursuant to the Indenture there have heretofore been executed, authenticated and issued, and there are outstanding as of the date of execution hereof by the Company, Bonds of the Twenty-Second Series in the principal amount of $100,000,000; and

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Whereas, the Company has made provisions for the issuance and sale of its Medium Term Notes, Series C, to be issued under an Indenture of Trust between the Company and The Bank of New York, as trustee, and to be secured by Bonds of the Twenty-Second Series; and

Whereas, the Company deems it advisable and appropriate to amend the terms and the form of the Bonds of the Twenty-Second Series contained in the Twenty-Fourth Supplement, including the Bond of the Twenty-Second Series that has heretofore been issued and is outstanding, and to amend Section 1.3 of the Twenty-Fourth Supplement; and

Whereas, the Company, by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Original Indenture, has duly determined to amend and restate the terms and form of the Bonds of the Twenty-Second Series and the form of the Trustee's Certificate of Authentication to be set forth on the Bonds of the Twenty-Second Series, respectively, as follows:

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[FORM OF BOND]

This Bond is not transferable except as provided in the Indenture (as hereinafter defined) and in the Indenture of Trust dated as of October 1, 1998, as supplemented on June 29, 2000, July 5, 2000 and July 9, 2001 (“Note Indenture”) between the Company and The Bank of New York, as Trustee (the “Note Trustee”).
REGISTERED	REGISTERED
NUMBER	AMOUNT
R	$

SOUTH JERSEY GAS COMPANY

FIRST MORTGAGE BOND, 10% MEDIUM TERM NOTES SERIES C

South Jersey Gas Company, a New Jersey corporation (hereinafter called the “Company”), for value received, promises to pay on ___________, 20___ to the Note Trustee or registered assigns, on the surrender hereof, the principal sum of _______________________ Dollars, and to pay interest thereon from the date hereof, at the rate of 10% per annum (computed on the basis of a 360 day year of twelve 30 day months), such interest to be payable April 15 and October 15 in each year until the obligation of the Company with respect to the payment thereof shall be discharged; provided, however, that in the event that this Bond is utilized to secure a Note or Notes, then principal and interest shall be payable on such dates as principal and interest is payable upon the corresponding Note or Notes, whether at stated times, upon redemption or acceleration or otherwise; further provided, however, that the Company shall receive certain credits against such obligations as set forth in the Twenty-Fourth Supplemental Indenture dated as of September 1, 2005 referred to below.

All payments of principal hereof and interest hereon shall be paid at the corporate trust office of The Bank of New York (the “Trustee”), or its successor as trustee under the Indenture, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Twenty-Fourth Supplemental Indenture dated as of September 1, 2005 referred to below.

This Bond is one of an authorized issue of Bonds of the Company, designated as its First Mortgage Bonds, without specified limit as to aggregate authorized principal amount and issuable in one or more series (each of which is hereinafter referred to as a “Series”), all issued or to be issued under and (except in respect of any sinking, replacement, purchase, or other analogous fund provided in said indenture or in any supplement thereto for any one or more particular Series of Bonds) equally and ratably secured by an indenture dated October 1, 1947 (hereinafter called the “Original Indenture”) between the Company and Guarantee Bank and Trust Company, as predecessor trustee, as supplemented by indentures supplemental thereto, including a Twenty-Fourth Supplemental Indenture dated as of September 1, 2005, as amended by an Amendment to Twenty-Fourth Supplemental Indenture dated

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 as of March 31, 2006 (as so amended, hereinafter called the “Twenty-Fourth Supplement”), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Bondholders in respect thereof, and for a specification of the principal amount of said Bonds from time to time issuable thereunder and the conditions upon which said Bonds may be issued and shall be secured.

    The Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series C,” of which this Bond is one, are of similar tenor hereto, and are limited to the aggregate authorized principal amount of $150,000,000, except as provided in Section 2.11 of the Original Indenture (relating to replacement of mutilated, lost, destroyed or stolen Bonds).

On certain defaults by the Company, as provided in the Indenture, the principal of said Bonds may become payable in advance of the expressed maturity thereof.

As more fully provided in the Indenture, the Bonds of this Series are subject to redemption, either as a whole or in part from time to time, on not more than 60 nor less than 30 days' written notice in advance of the date fixed for redemption through the application of proceeds from the condemnation of property subject to the lien of the Indenture, or proceeds of the sale of such property to a governmental body or agency having the power of eminent domain made as the result of the threat (evidenced in writing by such body or agency) of condemnation of such property, but not through the application of funds from any other source, upon payment of the principal amount thereof together with accrued interest to the date fixed for redemption. Except as set forth in this paragraph, the Bonds of this Series are not subject to redemption.

This Bond is transferable, but only as provided in the Indenture and the Note Indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable. Upon any such transfer, a new fully registered Bond similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of the same Series of other authorized denominations but of the same aggregate principal amount. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.

The Bonds of this Series are issuable only in fully registered form, in any denomination authorized by the Company.

As more fully provided in the Indenture, any of the provisions of the Indenture or any Bonds issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, with the consent of the holders or registered owners (evidenced as provided in the Indenture) of at least 66 2/3% in principal amount of the Bonds issued thereunder

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and then outstanding, or, if such change pertains only to the Bonds of one or more Series but less than all Series of Bonds outstanding, the holders or registered owners of at least 66 2/3% in principal amount of the then outstanding Bonds of each Series to which such change pertains; provided, however, that none of the provisions of any Bond with respect to the time, terms, manner, or amount of any payment of the principal thereof or interest thereon shall be changed without the consent of the holder or registered owner of such Bond nor shall there be reduced the percentage of Bonds the holders of which are required to consent to the execution of any supplemental indenture.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond issued under the Indenture or coupon thereby secured or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule or law, statue or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that the Indenture and any indenture supplemental thereto, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto, or in any of the Bonds or coupons thereby secured, or implied therefrom.

The execution by the Trustee, or by its successor in trust under the Indenture, of the Trustee's certificate of authentication set forth hereon is essential to the validity of this Bond.

IN WITNESS WHEREOF, SOUTH JERSEY GAS COMPANY has caused this Bond to be duly executed by the manual or facsimile signatures of its proper officers under its corporate seal or a facsimile thereof

Date:
                    SOUTH JERSEY GAS COMPANY

                    By:
[CORPORATE SEAL]                              , President

Attest:

Secretary

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[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

The within Bond is one of the Bonds of the Series designated therein, which are described or provided for in the within-mentioned Indenture.

              The Bank of New York, Trustee

              By
                        Authorized Signatory

                 Dated:

; and

Whereas, the execution and delivery of this Amendment to Twenty-Fourth Supplemental Indenture have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to the law; and

Whereas, all acts and things prescribed by law, by the charter and bylaws of the Company and by the Indenture necessary to make this Amendment to Twenty-Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS AMENDMENT TO TWENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that it is hereby covenanted, declared and agreed by and between the Company and the Trustee for the benefit of those who shall hold Bonds of the Twenty-Second Series, or any of them, as follows:

ARTICLE I

AMENDMENT OF DESCRIPTION OF BONDS OF THE TWENTY-SECOND SERIES

SECTION 1.1  Section 1.3 of the Twenty-Fourth Supplement is hereby amended and restated in its entirety as follows:

SECTION 1.3  Each Bond of the Twenty-Second Series shall mature not later than forty years from the date of its original issuance, and shall bear interest on the unpaid principal amount thereof at the rate of 10% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on March 15 and September 15 in each year, until the obligation of the Company with respect to the payment thereof shall be discharged; provided, however, that in the event that a Bond is utilized to secure a Note or Notes, then such principal and interest shall be payable on such dates as principal and interest is payable upon the corresponding Note or Notes; further provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 2.1 of this 24th Supplement. Subject to the provisions of Section 2.1 of this 24th Supplement, all payments of principal and interest shall be made at the corporate trust office of the Trustee, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

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ARTICLE II

MISCELLANEOUS

SECTION 2.1  As amended by this Amendment to Twenty-Fourth Supplemental Indenture, each of the Twenty-Fourth Supplement and the Indenture is in all respects ratified and confirmed and will remain in full force and effect, and the Indenture, including the Twenty-Fourth Supplement, as amended by this Amendment to Twenty-Fourth Supplemental Indenture, shall be read as one instrument. All terms used in this Amendment to Twenty-Fourth Supplemental Indenture shall have the same meaning as used elsewhere in the Indenture except where the context clearly indicates otherwise.

SECTION 2.2  This Amendment to Twenty-Fourth Supplemental Indenture has been dated as of March 31, 2006 for convenience. The date of actual execution hereof by each of the parties is the date shown by the acknowledgment of execution hereof by its officers.

SECTION 2.3  This Amendment to Twenty-Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be considered an original and all collectively as but one instrument.

SECTION 2.4.  The Trustee makes no representations as to the validity or sufficiency of this Amendment to Twenty-Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be duly executed under the respective corporate seals by their respective proper officers, all duly authorized thereunto, and have caused these presents to be dated as of the day and year first above written.

                    SOUTH JERSEY GAS COMPANY

                    By:  /s/ Edward J. Graham
                      Edward J. Graham
                      President

ATTEST:                                  [SEAL]

  /s/ Richard H. Walker
Richard H. Walker
Secretary

                    THE BANK OF NEW YORK

                    By:  /s/ Sharon Jaffe-Goser

ATTEST:                                  [SEAL]

  /s/ Deborah Dumis

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STATE OF NEW JERSEY  :
: ss:
COUNTY OF ATLANTIC  :

Be it remembered, that on April 19, 2006, before me, a Notary Public of New Jersey, personally appeared Edward J. Graham, who, I am satisfied, is President of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he has received, without charge, a true copy of said foregoing deed or instrument. All of which is hereby certified.

                     /s/
                    Notary Public of New Jersey

                    My Commission Expires:

STATE OF NEW JERSEY  :
: ss:
COUNTY OF ESSEX  :

Be it remembered, that on April 19, 2006, before me, a Notary Public of New York, personally appeared Sharon Jaffe-Goser, who, I am satisfied, is the Vice President of The Bank of New York, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors. All of which is hereby certified.

                     /s/
                    Notary Public of New Jersey

                    My Commission Expires:

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SCHEDULE A

The Twenty-Fourth Supplemental Indenture was recorded as follows:

County	Date of Recordation	Book	Page
New Jersey:
Atlantic	9/30/05	12151	1189
Burlington	9/30/05	10589	541
Camden	9/30/05	7962	1984
Cape May	9/30/05	4219	429
Cumberland	9/30/05	3762	237
Gloucester	9/30/05	9053	221
Salem	9/30/05	1942	240

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